SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2005

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223 (Commission File Number)	95-4398884 (IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Televisa, S.A. de C.V. (“Televisa”) and the Company are parties to a program license agreement that provides our three television networks with some of their programming. The Company currently pays a license fee to Televisa for its programming, subject to certain upward adjustments.

On May 9, 2005, Televisa filed a complaint in the United States District Court Central District of California alleging breach by us of our program license agreement with Televisa, including breach for our alleged failure to pay Televisa royalties attributable to revenues from one of Televisa’s programs and the Company’s allegedly unauthorized editing of certain Televisa programs and related copyright infringement claims.

In relation to such claims, Televisa seeks monetary relief in an amount not less than $1.5 million for breach and, for anticipated breach, declaratory relief against the Company’s ability to recover amounts of approximately $5 million previously paid in royalties to Televisa, and an injunction against our alteration of Televisa programming without Televisa’s consent.

The Company denies any breach or anticipated breach of the program license agreement with Televisa and intends to vigorously defend the lawsuit.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: May 10, 2005	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle Title: Executive Vice President